Exhibit 99.1
NEWS RELEASE
                                                        [graphic omitted]
For more information:
David Doolittle
Refocus Group                                                Refocus Group, Inc.
404-879-9266                           10300 North Central Expressway, Suite 104
ddoolittle@refocus-group.com                                  Dallas, TX  75231

                     Refocus Group Secures Interim Financing
      Scleral Spacing Procedure FDA Clinical Trial for Presbyopia Continues

DALLAS, Oct. 11, 2004--Refocus Group, Inc. (OTC: RFCG.OB, www.refocus-group.com), a medical device company engaged in the research and development of treatments for eye disorders, today announced the successful closing of an interim financing. This closing enables the company to continue its U.S. Food and Drug Administration Phase II clinical trial evaluating Refocus Group's Scleral Spacing Procedure for the surgical treatment of presbyopia, as well as fund its other operations for a period of time. The interim financing is designed to bridge the company's operations until the close of a subsequent private placement, strategic alliance or other financing alternative. Those financing efforts are currently being pursued by the company. The interim financing included the issuance of convertible debt and warrants and is described in a Form 8-K being filed with the U.S. Securities and Exchange Commission.

About Refocus  Group's Scleral  Spacing  Procedure

Refocus Group's Scleral Spacing Procedure for surgically treating presbyopia, primary open-angle glaucoma and ocular hypertension utilizes four scleral implants, each about the size of a small grain of rice, which are surgically implanted just under the surface of the sclera (white of eye) in four quadrants. Presbyopia is a vision disorder that affects virtually 100 percent of the population over age 40, while glaucoma affects millions worldwide and is a leading cause of blindness. The surgical procedure is the same for presbyopia, glaucoma and/or ocular hypertension. For the latter of these two conditions, the company believes that the procedure helps restore the natural base-line tension in the ciliary body, allowing for improvement in the natural drainage of the eye and the lowering of intraocular pressure. In the case of presbyopia, the company believes that the procedure helps reduce the crowding of the underlying tissues surrounding the crystalline lens, allowing the muscles to once again naturally reshape the lens and accommodate (focus) the eye. The uniqueness of the company's technology is that it does not remove tissue from the eye, does not affect the cornea and is believed to be fully reversible--unlike laser vision surgery or more invasive treatments involving the permanent removal and replacement of the crystalline lens with an intraocular lens. The procedure can

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be performed  on an  outpatient  basis under  topical or local  anesthesia.  The company's implant device is limited, in the United States, by federal law to investigational use, pending approval by the Food and Drug Administration.

About Refocus  Group

Refocus Group (OTC: RFCG.OB, www.refocus-group.com) is a Dallas-based medical device company engaged in the research and development of treatments for eye disorders. Refocus holds over 100 domestic and international pending applications and issued patents, the vast majority directed to methods, devices and systems for the treatment of presbyopia, ocular hypertension, primary open-angle glaucoma and macular degeneration. The company's most mature device is its patented scleral implant and related automated scleral incision handpiece and system, used in the Scleral Spacing Procedure for the surgical treatment of presbyopia, primary open-angle glaucoma and ocular hypertension in the human eye. See the company's public filings at www.sec.gov for a discussion of the company's financial condition.


FORWARD LOOKING STATEMENTS:

This release contains certain "forward-looking statements" relating to the business of Refocus Group, which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including uncertainties relating to being able to continue as a going concern, assumption of manufacturing, marketing an distribution functions from a former licensee, product development, regulatory actions or delays, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, physician acceptance, third party reimbursement, capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. Refocus Group is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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